As filed with the Securities and Exchange Commission on June 22, 2012
Registration No. 333-93745

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
SAUER-DANFOSS INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3482074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 E. 13th Street
Ames, Iowa 50010
(Address of Principal Executive Offices) (Zip Code)

SAUER-DANFOSS LaSALLE FACTORY EMPLOYEE
SAVINGS PLAN
(Full title of the plan)

Kenneth D. McCuskey
Vice President, Chief Accounting Officer, and Secretary
2800 E. 13th Street
Ames, Iowa 50010
(Name and address of agent for service)

(515) 239-6000
(Telephone number, including area code, of agent for service)

WITH COPY TO:
Peter Mirakian III, Esq.
Spencer Fane Britt & Browne LLP
1000 Walnut Street, Suite 1400
Kansas City, Missouri 64106
(816) 474-8100
________________________________________________________________

EXPLANATORY NOTE
Sauer-Danfoss Inc. (the “Company”) filed a Registration Statement on Form S-8, File No. 333-93745, with the Securities and Exchange Commission on December 29, 1999 (the “Form S-8”). The Form S-8 covered 1,000,000 shares of the Company’s Common Stock to be offered and sold through the Sauer-Danfoss Employees’ Savings Plan (f/k/a the Sauer-Sundstrand Employees’ Savings and Retirement Plan) (the “Continuing Plan”) and the Sauer-Danfoss LaSalle Factory Employee Savings Plan (f/k/a the Sauer-Sundstrand LaSalle Factory Employee Savings Plan) (the “LaSalle Plan”). Of these 1,000,000 shares, 930,000 were registered with respect to the Continuing Plan and 70,000 were registered with respect to the LaSalle Plan. In addition, the Form S-8 covered an indeterminate amount of interests to be offered or sold pursuant to the Continuing Plan and the LaSalle Plan (collectively, the “Plans”). The Company discontinued the LaSalle Plan during 2011 and has distributed all assets out of such Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister all shares of Company common stock previously registered on the Form S-8 with respect to the LaSalle Plan that were unsold as of December 31, 2011.
This Post-Effective Amendment No. 1 shall have no effect on the registration of the shares of Company common stock registered on the Form S-8 with respect to the Continuing Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Sauer-Danfoss Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neumünster, Germany, on June 22, 2012.

SAUER-DANFOSS INC.

By: /s/ Sven Ruder
Name: Sven Ruder
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of June, 2012.

Signature	Title
/s/ Sven Ruder Sven Ruder	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Jesper V. Christensen Jesper V. Christensen	Executive Vice President, Chief Financial Officer, Treasurer (Principal Financial Officer)
/s/ Kenneth D. McCuskey Kenneth D. McCuskey	Vice President, Chief Accounting Officer, Secretary (Principal Accounting Officer)
/s/ Jørgen M. Clausen Jørgen M. Clausen	Director
/s/ Niels B. Christiansen Niels B. Christiansen	Director
/s/ Kim Fausing Kim Fausing	Director
/s/ Richard J. Freeland Richard J. Freeland	Director
/s/ Per Have Per Have	Director
/s/ William E. Hoover, Jr. William E. Hoover, Jr.	Director
/s/ Johannes Kirchhoff Johannes Kirchhoff	Director
/s/ Anders Stahlschmidt Anders Stahlschmidt	Director
/s/ Steven H. Wood Steven H. Wood	Director

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neumünster, Germany, on this 22nd day of June, 2012.

SAUER-DANFOSS LaSALLE FACTORY EMPLOYEE SAVINGS PLAN

By: Sauer-Danfoss (US) Company

By: /s/ Kenneth D. McCuskey
Name: Kenneth D. McCuskey
Title: Vice President